Exhibit 4.4

EXECUTION VERSION

SHARE SUBSCRIPTION AGREEMENT

among

WUXI PHARMATECH (BVI) INC.,

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.,

GAP-W INTERNATIONAL, LLC,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC,

GAP COINVESTMENTS CDA, L.P.,

GAPCO GMBH & CO. KG,

FIDELITY ASIA VENTURES FUND L.P.,

FIDELITY ASIA PRINCIPALS FUND L.P.

and

THE SELLING SHAREHOLDERS NAMED ON THE SIGNATURE PAGES

HERETO

Dated: January 26, 2007

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EXHIBITS

A	Form of Joint Venture Agreement
B	Form of M&AA
C	Form of Note Purchase Agreement
D	Form of Note
E	Form of Registration Rights Agreement
F	Form of Sellers Agreement
G	Form of BVI Legal Opinion
H	Form of PRC Legal Opinion
I	Disclosure Schedule
J	Key Employees

SCHEDULES

1	Particulars of the Company and Subsidiaries
2	Subscribed Shares and Subscription Price
3	Company Warranties
4	Selling Shareholders Warranties
5	Purchaser Warranties
6	Selling Shareholders

- ii -

SHARE SUBSCRIPTION AGREEMENT

SHARE SUBSCRIPTION AGREEMENT, dated January 26, 2007 (this “Agreement”), among WuXi PharmaTech (BVI) Inc., a company incorporated and existing under the laws of the British Virgin Islands (the “Company”), General Atlantic Partners (Bermuda), L.P., a Bermuda limited partnership (“GAP LP”), GAP-W International, LLC, a Delaware limited liability company (“GAP-W”), GapStar, LLC, a Delaware limited liability company (“GapStar”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAP Coinvestments CDA”), GAPCO GmbH & Co. KG, a German limited partnership (“GmbH Coinvestment”, together with GAP LP, GAP-W, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GAP Coinvestments CDA, collectively, “General Atlantic”), Fidelity Asia Ventures Fund L.P., a Bermuda limited partnership (“Fidelity Ventures”) and Fidelity Asia Principals Fund L.P., a Bermuda limited partnership (“Fidelity Principals” and together with Fidelity Ventures, “Fidelity”), and the shareholders of Company listed on Schedule 6 hereto (each, a “Selling Shareholder,” and collectively the “Selling Shareholders”). General Atlantic and Fidelity are hereafter referred to as the “Purchasers”.

WHEREAS, the Company owns 100% of the equity interest of WuXi PharmaTech Co. Ltd., a wholly foreign-owned enterprise established in Wuxi, JiangSu Province, the PRC (as defined below). The particulars of the Company and its Subsidiaries (as defined below) are set forth in Schedule 1 hereto;

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each of the Purchasers the aggregate number of shares, par value US$0.01 per share, of Series C Preferred Shares of the Company (the “Preferred Shares”) set forth opposite the name of such Purchaser on Schedule 2 hereto for the aggregate purchase price set forth opposite such Purchaser’s name on Schedule 2 hereto; and

WHEREAS, each Preferred Share is convertible (subject to adjustment) into one ordinary share, par value US$1.00 per share, of the Company (each, an “Ordinary Share”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Accounts Date” has the meaning set forth in Section 6(a) of Schedule 3 attached hereto.

“Affiliate” shall mean with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or under common Control with, the Person specified.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Arbitration Rules” has the meaning set forth in Section 10.9(a) of this Agreement.

“Assets” means all assets, rights and privileges of any nature and all goodwill associated therewith, including without limitation all rights in respect of Land Use Rights and Equipment.

“Audited Financial Statements” has the meaning set forth in Section 6(a) of Schedule 3 attached hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or Shanghai, the PRC are authorized or required by law or executive order to close.

“Change in Control” means any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding shares or similar transaction (other than a sale of shares by the Company for capital raising purposes) in which its shareholders immediately prior to such reorganization, merger or consolidation, sale or transfer of shares or similar transaction do not (by virtue of their ownership of securities of the Company immediately prior to such transaction) beneficially own shares possessing a majority of the voting power of the surviving company or companies or acquiring entity, as the case may be, immediately following such transaction.

“Claims” means any actions, suits, proceedings, claims, complaints disputes, arbitrations or investigations.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Company” has the meaning set forth in the preamble to this Agreement.

“Condition of the Group” means the assets, business, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, as presently conducted.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation, contractual or otherwise (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefore, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Copyrights” means any copyright registrations and applications for registration thereof in the United States, the PRC or any other jurisdiction, and any non-registered copyrights.

“Customer IP” has the meaning set forth in Section 13(a) of Schedule 3 attached hereto.

“directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning.

“Disclosed” means fully, fairly and specifically disclosed in the Disclosure Schedule.

“Disclosure Schedule” means the disclosure schedule to be provided by the Company to the Purchasers in the form satisfactory to the Purchasers and attached hereto as Exhibit I.

“Disputed Amount” has the meaning set forth in Section 7.1(b)(ii) of this Agreement.

“Disputes” has the meaning set forth in Section 10.9(a) of this Agreement.

“Environment” means all or any of the following media, namely, air, water and land; and the medium of air includes the air within buildings and the air within other natural or man-made structures above or below ground.

“Environmental Laws” means existing, written laws and regulations of the PRC or any political subdivision thereof, as well as orders, decrees, judgments or injunctions, issued, promulgated, approved or entered thereunder relating to pollution, contamination or protection of the Environment, the storage, labeling, handling, release, treatment, manufacture, processing, deposit, transportation or disposal of Hazardous Substances or public health and safety.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, its Equity Securities ) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interest (whether or not such derivative securities are issued by such Person).

“Equipment” means all the plant and machinery, tools and equipment, vehicles and office furniture, computer equipment and accessories and other tangible Assets.

“Fidelity” means Fidelity Ventures and Fidelity Principals.

“Fidelity Principals” has the meaning set forth in the preamble to this Agreement.

“Fidelity Ventures” has the meaning set forth in the preamble to this Agreement.

“Financial Statements” has the meaning set forth in Section 6(a) of Schedule 3 attached hereto.

“Founders” means Li Ge, Liu Xiaozhong, Lin Tao and Zhang Zhaohui, and “Founder” means any one of them.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments CDA” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GAP-W” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic” has the meaning set forth in the preamble to this Agreement.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“Governmental Authority” means the government of any nation, state, province, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Group” means the Company and its Subsidiaries.

“Group Charter Documents” means, collectively, the M&AA and the articles of association (or other applicable charter documents) of each Subsidiary.

“Hazardous Substance” means all hazardous substances as determined under applicable Environmental Law.

“IFRS” means the International Financial Reporting Standards of the International Accounting Standards Board.

“Immediate Family” means in relation to an individual, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such individual, and any person (other than a tenant or employee) sharing the household of such individual.

“Indebtedness” means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person under leases which have been or should be, in accordance with IFRS, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person and (g) any Contingent Obligation of such Person.

“Indemnified Party” has the meaning set forth in Section 7.1 of this Agreement.

“Indemnifying Party” has the meaning set forth in Section 7.1 of this Agreement.

“Intellectual Property” means Copyrights, Patents, Trade Secrets, Trademarks, Internet Assets, Software and other proprietary rights.

“Internet Assets” means any Internet domain names and other computer user identifiers and any rights in and to sites on the worldwide web, including rights in and to any text, graphics, audio and video files and html or other code incorporated in such sites.

“Joint Venture Agreement” means the Second Amended and Restated Joint Venture Agreement substantially in the form attached hereto as Exhibit A.

“Key Employee” means the individuals listed on Exhibit J.

“Knowledge” means the actual or constructive knowledge that would have been acquired after due inquiry of any Key Employee.

“Land Use Rights” means in relation to the land on which the facilities of the Company or any Subsidiary is located, or land that is otherwise used by the Company or any Subsidiary, the land use rights granted or transferred to the Company or any of its Subsidiaries in relation thereto under the relevant land use right certificates and/or real estate certificates.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Litigation” has the meaning set forth in Section 9(a) of Schedule 3 attached hereto.

“Losses” has the meaning set forth in Section 7.1 of this Agreement.

“M&AA” means the memorandum and articles of association of the Company in effect on the Closing Date substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time.

“Management Accounts Date” has the meaning set forth in Section 6(a) of Schedule 3 attached hereto.

“Material Adverse Effect” means a material adverse effect on the Condition of the Group.

“Note Purchase Agreement” means the Note Purchase Agreement substantially in the form attached hereto as Exhibit C.

“Notes” means the convertible notes to be issued to General Atlantic and J.P. Morgan Securities Ltd. by the Company in the aggregate principal amount of US$40 million substantially in the form attached here to as Exhibit D.

“Objection Notice” has the meaning set forth in Section 7.1(b)(ii) of this Agreement.

“Objection Period” has the meaning set forth in Section 7.1(b)(ii) of this Agreement.

“Officer’s Certificate” has the meaning set forth in Section 7.1(b)(i) of this Agreement.

“Orders” has the meaning set forth in Section 12(b) of Schedule 3 of this Agreement.

“Ordinary Shares” has the meaning set forth in the recitals to this Agreement.

“Patents” means any patents and patent applications issued by or made in the PRC, the United States or any other jurisdiction, including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted.

“Permits” means all permits, consents, approvals, authorizations, franchises, certifications and licenses from, and all registrations with, any applicable Governmental Authority.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Plan” means any employee benefit plan, arrangement, policy, program, agreement or commitment, including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan, whether oral or written, as to which the Company or any Subsidiary has or in the future could have any direct or indirect, actual or contingent liability.

“PRC” means the People’s Republic of China, which for purposes of this Agreement shall exclude Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region.

“PRC GAAP” means the generally accepted accounting principles in the PRC in effect from time to time.

“Preferred Shares” has the meaning set forth in the recitals to this Agreement.

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Qualifying IPO” means an underwritten public offering of Ordinary Shares on a Recognised Stock Exchange, in which the net price per share (after underwriters discounts and commissions) issued by the Company equals at least US$54.295 (subject to anti-dilution adjustment for share splits, share dividends, bonus issues, reorganizations, recapitalizations and similar events).

“Recognised Stock Exchange” means NASDAQ, the New York Stock Exchange or any other internationally recognised stock exchange or other securities organisation as may be agreed to by the holders of Preference Shares of the Company and the Founders.

“Registration Rights Agreement” means the Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

“Related Party” means (a) any Person who was in any of the following categories at any time since January 1, 2005: (i) any director or executive officer of the Company or any Subsidiary or (ii) any member of the Immediate Family of such Person, and (b) any Person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed: (i) a Person that beneficially owns of more than five percent of any class of the Company’s voting securities or (ii) any member of the Immediate Family of such Person.

“Requirements of Law” means, as to any Person, any existing, written law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Sellers Agreement” means the Share Purchase Agreement, dated the date hereof, among the Company and the Selling Shareholders, in the form attached hereto as Exhibit F.

“Sellers Documents” means collectively this Agreement, the Joint Venture Agreement and the Sellers Agreement.

“Selling Shareholders” has the meaning set forth in the recitals to this Agreement.

“Series A Preferred Shares” means the Series A Preferred Shares, par value US$0.01 per share, of the Company.

“Series B Preferred Shares” means the Series B Preferred Shares, par value US$0.01 per share, of the Company.

“Share Option Plan” means the share option plan of the Company pursuant to which options to purchase Ordinary Shares in an amount up to an aggregate of 1,480,889 Ordinary Shares are reserved for grant to officers, directors and employees of the Company.

“Software” means any computer software programs, source code, object code, data and documentation, including, without limitation, any computer software programs that incorporate and run the Company’s or any Subsidiary’s pricing models, formulae and algorithms.

“Subscribed Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Subsidiaries” means, as of the relevant date of determination, (a) with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Tax” means all forms of taxation, estate, duties, deductions, withholdings, imposts, levies, fees, charges, and social security contributions imposed, levied, collected, withheld or assessed by any local, municipal, regional, urban, governmental, state, national or other body in the PRC or any other jurisdiction and any interest, additional taxation, penalty, surcharge or fine in connection therewith.

“Tax Return” means any return showing Taxes or used to pay Taxes required by applicable law to be made by the Company or any Subsidiary to any Governmental Authority.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Trade Secrets” means any trade secrets, research records, processes, customer lists, supplier lists, procedures, manufacturing formulae, technical know-how, technology, blue prints, designs, plans, inventions (whether patentable and whether reduced to practice), invention disclosures and improvements thereto.

“Transaction Documents” means, collectively, this Agreement, the Joint Venture Agreement, the M&AA, the Registration Rights Agreement, the Sellers Agreement, the Notes and the Note Purchase Agreement.

“Unaudited Financial Statements” has the meaning set forth in Section 6(a) of Schedule 3 attached hereto.

“US$” means United States dollars, the lawful currency of the United States of America.

ARTICLE II

PURCHASE AND SALE OF PREFERRED SHARES

2.1 Purchase and Sale of Preferred Shares. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to subscribe from the Company, on the Closing Date the number of Preferred Shares set forth opposite such Purchaser’s name on Schedule 2 hereto, for the purchase price set forth opposite such Purchaser’s name on Schedule 2 hereto (all of the Preferred Shares being purchased pursuant hereto being referred to herein as the “Subscribed Shares”).

2.2 M&AA. The Subscribed Shares shall have the preferences and rights set forth in the M&AA.

2.3 Use of Proceeds. The Company shall use the entire proceeds of the sale of the Subscribed Shares to purchase, at a price per share equal to US$43.436, an aggregate of 1,255,619 shares from the Selling Shareholders pursuant to the Sellers Agreement.

2.4 Closing. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and subscription of the Subscribed Shares (the “Closing”) shall take place at the Shanghai offices of O’Melveny & Myers LLP, at 10:00 a.m., local time, on the second Business Day following the date upon which all of the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers representing a majority in interest of the Subscribed Shares may agree in writing (the “Closing Date”). On the Closing Date, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Subscribed Shares, against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE

SELLING SHAREHOLDERS

3.1 Company Warranties. The Company hereby represents and warrants to each of the Purchasers in the terms set forth in Schedule 3 (the “Company Warranties”) and acknowledges that the Purchasers in entering into this Agreement are relying on such representations and warranties.

3.2 Selling Shareholder Warranties. The Selling Shareholders hereby represent and warrant, severally and not jointly, to each of the Purchasers in the terms set forth in Schedule 4 (the “Shareholders Warranties”) and acknowledge that the Purchasers in entering into this Agreement are relying on such representations and warranties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company in the terms set forth in Schedule 5 (the “Purchaser Warranties”) and acknowledges that the Company in entering into this Agreement is relying on such representations and warranties.

ARTICLE V

CONDITIONS TO THE OBLIGATION

OF THE PURCHASERS TO CLOSE

The obligation of the Purchasers to subscribe for the Subscribed Shares and to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Purchasers of the following conditions on or before the Closing Date.

5.1 Representation and Warranties. The representations and warranties of the Company contained in Section 3.1 hereof shall be true and correct in all material respects (except (i) for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects and (ii) as qualified by the Disclosure Schedule) at and on the Closing Date as if made at and on such date, and the representations and warranties of the Selling Shareholders contained in Section 3.2 hereof shall be true and correct in all respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality or material adverse effect, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

5.2 Compliance with the Transaction Documents. Each of the Company and the Selling Shareholders shall have performed and complied in all material respects with all of its agreements and obligations set forth herein and in the other Transaction Documents that are required to be performed by the Company and/or the Selling Shareholders on or before the Closing Date.

5.3 Officer’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchaser, dated the Closing Date, and signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the matters set forth in Sections 5.1, 5.2, 5.13 and 5.14.

5.4 Director’s Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by a Director of the Company, certifying (a) that the Company is validly existing and in good standing under its jurisdiction of incorporation and each Subsidiary is in compliance with all registration and approval requirements relating to its establishment as a company under PRC law, (b) that the attached copies of the M&AA and resolutions of the Board of Directors and resolutions of the shareholders of the Company approving, among other things, this Agreement, each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, the election of the General Atlantic Director (as defined in the M&AA) to the Board of Directors and the appointment of the General Atlantic Director to the Audit, Compensation and Finance Committee of the Board of Directors, are all true, complete and correct and remain unamended and in full force and effect, and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document to which it is a party and any other document delivered in connection herewith on behalf of the Company.

5.5 Filing of M&AA. The M&AA shall have been duly filed by the Company with the Registry of Corporate Affairs in the Territory of the British Virgin Islands (“BVI”) in accordance with the BVI Business Companies Act, 2004, and the Purchasers shall have received evidence of such filing in the form of written confirmation of such filing from Offshore Incorporations Limited, the registered agent of the Company in the BVI.

5.6 Subscribed Shares. The Company shall have delivered to each of the Purchasers a certified copy of the register of members of the Company representing the number of Subscribed Shares set forth opposite such Purchaser’s name on Schedule 2 hereto, registered in the name of such Purchaser.

5.7 Joint Venture Agreement. The Company and all of the other parties to the Joint Venture Agreement (other than the Purchasers) shall have duly executed and delivered the Joint Venture Agreement.

5.8 Registration Rights Agreement. The Company shall have duly executed and delivered the Registration Rights Agreement.

5.9 Note Purchase Agreement and Notes. The Company and the other parties to the Note Purchase Agreement (other than the Purchasers) shall have duly executed and delivered the Note Purchase Agreement and the Notes.

5.10 Sellers Agreement and Share Buyback. The Company and the Selling Shareholders shall have duly executed and delivered the Sellers Agreement and provided a copy of such duly executed agreement to the Purchasers, and simultaneously with the Closing, the Company shall complete the purchase of the shares of the Company held by the Selling Shareholders pursuant to the Sellers Agreement.

5.11 Opinion of BVI Counsel. The Purchasers shall have received an opinion of Maples and Calder, BVI counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit G.

5.12 Opinion of PRC Counsel. The Purchasers shall have received an opinion of Commerce & Finance Law Offices, PRC counsel to the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit H.

5.13 No Material Adverse Change. Since the date hereof, there shall have been and shall be existing at the time of the Closing, no material adverse change in the Condition of the Group.

5.14 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, applicable Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect.

ARTICLE VI

CONDITIONS TO THE OBLIGATION

OF THE COMPANY TO CLOSE

The obligation of the Company to issue and sell the Subscribed Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

6.1 Payment of Purchase Price. Each Purchaser shall be prepared to pay the aggregate purchase price for the Subscribed Shares to be subscribed for and purchased by such Purchaser.

6.2 Representations and Warranties. The representations and warranties of the Purchasers contained in Article IV hereof shall be true and correct in all respects at and on the Closing Date as if made at and on such date.

6.3 Consents and Approvals. All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, applicable Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Purchasers which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Purchasers of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect.

6.4 Joint Venture Agreement. Each Purchaser shall have duly executed and delivered the Joint Venture Agreement.

6.5 Registration Rights Agreement. Each Purchaser shall have duly executed and delivered the Registration Rights Agreement.

6.6 Note Purchase Agreement. Each party to the Note Purchase Agreement (except for the Company) shall have duly executed and delivered the Note Purchase Agreement, and each Purchaser named therein shall be prepared to pay the aggregate principal amount set forth opposite such Purchaser’s name on Schedule 1 thereto.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification.

(a) Except as otherwise provided in and subject to the limitations set forth in this Article VII and Section 10.2 hereof, the Company (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, Claims, or written threats thereof (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) or other liabilities (collectively, “Losses”) resulting from or arising out of any breach of any of the Company Warranties or the Selling Shareholder Warranties or any breach of any covenant or agreement by the Company or the Selling Shareholders of this Agreement. Subject to the limitations set forth in this Article VII and Section 10.2 hereof, the amount of any payment to any Indemnified Party herewith in respect of any Loss shall be of sufficient amount to make such Indemnified Party whole for any diminution in value of the Subscribed Shares.

(b) In connection with the obligation of the Indemnifying Party to indemnify for Losses as set forth above,

(i) The Indemnified Party shall deliver a certificate signed by any officer of the Indemnified Party: (i) stating that an Indemnified Party has paid, sustained, incurred or accrued, or anticipates that it will have to pay, sustain, incur or accrue Losses and (ii) specifying the facts pertinent to such indemnification claim and the individual items of Losses included in the amount so stated and, in the case of anticipated Losses, the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related (the “Officer’s Certificate”);

(ii) The Indemnifying Party shall have the right to deliver to the Indemnified Parties a written objection (an “Objection Notice”) to any claim for indemnification, which shall set forth the amount objected to by the Indemnifying Party (the “Disputed Amount”) and the reasons for the objection. The Objection Notice shall be delivered to the Indemnified Party within twenty (20) calendar days after delivery of the Officer’s Certificate to the Indemnifying Party (the “Objection Period”).

(iii) If the Indemnifying Party fails to deliver an Objection Notice within the Objection Period, such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Party that the Indemnified Parties are entitled to the full amount of the claim for Losses set forth in the Officer’s Certificate, and upon the date of expiration of the Objection Period, the Indemnifying Party shall deliver to the Indemnified Parties an amount equal to the Losses specified in the Officer’s Certificate in US$ in immediately available funds.

(iv) If the Indemnifying Party delivers an Objection Notice within the Objection Period objecting to part of the claim set forth in the Officer’s Certificate, the Indemnifying Party shall be deemed to have irrevocably acknowledged that the Indemnifying Parties are entitled to the undisputed amounts, and upon the date of expiration of the Objection Period, the Indemnifying Party shall deliver to the Indemnified Parties an amount equal to the undisputed amounts in US$ in immediately available funds.

(v) The Indemnifying Party and the Indemnified Parties shall attempt in good faith to resolve any claim for indemnification for the Disputed Amounts. If the parties are able to resolve any such claim for indemnification for the Disputed Amounts, the Indemnifying Party shall deliver to the Indemnified Parties funds equal to the agreed-upon Losses.

(vi) If the Indemnifying Party and the Indemnified Parties are unable to resolve a claim for indemnification for any Disputed Amounts within thirty (30) calendar days after delivery of the Objection Notice (as such period may be extended by mutual agreement between the parties), the Indemnified Parties may demand arbitration of the claim for indemnification over the Disputed Amounts in accordance with Section 10.9 hereof.

(vii) Notwithstanding the foregoing, if an Indemnified Party is reimbursed under this Article VII for any Losses, such reimbursement shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of an Indemnified Party.

Notwithstanding anything to the contrary contained in this Agreement, nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

7.2 Notification of Third Party Claims. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such omission results in the Indemnifying Party’s forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, either (i) one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party or (ii) a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party (x) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (y) shall reimburse the Indemnified Parties for all of such fees and expenses of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such expenses are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim. The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. Nothing in this Article VII shall restrict or limit any rights that any Indemnified Party may have to seek equitable relief.

7.3 Contribution. If the indemnification provided for in this Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1, 7.2 and 7.4, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

7.4 Limits on Indemnification.

(a) Basket. Notwithstanding anything to the contrary contained in Section 7.1(a), no amounts for indemnification shall be payable by the Indemnifying Party pursuant to Section 7.1(a) in respect of Losses arising out of a breach of the Company Warranties or the Selling Shareholder Warranties, unless and until the Indemnified Parties have suffered, incurred, sustained or become subject to Losses in excess of US$500,000 in the aggregate (the “Basket Amount”), in which case the Indemnified Party shall be entitled to the full amount of its Losses including the Basket Amount; provided that the foregoing limitation shall not apply to Losses arising out of any breach of the representations and warranties set forth in Sections 1(c), 1(d), 2(a), 2(b), 2(c) and 2(d) of the Company Warranties.

(b) Cap.

(i) Notwithstanding anything to the contrary contained in Section 7.1(a), no amounts for indemnification shall be payable by the Indemnifying Party pursuant to Section 7.1(a) to General Atlantic and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a “GA Indemnified Party”) in respect of Losses to the extent the Indemnifying Party, in the aggregate, has made indemnification payments to the GA Indemnified Parties pursuant to this Article VII in excess of the sum of (x) US$30,099,454, plus (y) all reasonable fees, disbursements and other charges of counsel incurred by the GA Indemnified Parties, provided that with respect to any Losses arising out of any breach of the representations and warranties set forth in Sections 1(c), 1(d), 2(a), 2(b), 2(c) and 2(d) of the Company Warranties, the amount in the foregoing clause (x) shall be US$40,132,605.

(ii) Notwithstanding anything to the contrary contained in Section 7.1(a), no amounts for indemnification shall be payable by the Indemnifying Party pursuant to Section 7.1(a) to Fidelity and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a “Fidelity Indemnified Party”) in respect of Losses to the extent the Indemnifying Party, in the aggregate, has made indemnification payments to the Fidelity Indemnified Parties pursuant to this Article VII in excess of the sum of (x) US$10.81 million, plus (y) all reasonable fees, disbursements and other charges of counsel incurred by the Fidelity Indemnified Parties, provided that with respect to any Losses arising out of any breach of the representations and warranties set forth in Sections 1(c), 1(d), 2(a), 2(b), 2(c) and 2(d) of the Company Warranties, the amount in the foregoing clause (x) shall be US$14.41 million.

(c) Exclusive Remedy. This Article VII shall constitute the sole and exclusive remedy of any Indemnified Party for Losses arising out of any breach of the Company Warranties and/or the Shareholders Warranties, other than in the case of fraud, willful misconduct or gross negligence.

7.5 Knowledge of Claims. No other information relating to the Company or its Subsidiaries of which the Purchasers have knowledge (actual or constructive), and no investigation by or on behalf of the Purchasers shall prejudice any claim made by any Purchaser under the indemnity contained herein or operate to reduce any amount recoverable thereunder. It shall not be a defense to any claim against the Company or any Subsidiary that the Purchasers knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to such claim.

ARTICLE VIII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees with the Purchasers as follows:

8.1 Preservation of Existence. From and after the date hereof through and until the Closing, the Company and each of its Subsidiaries shall use its reasonable best efforts to:

(a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization;

(b) preserve and maintain in full force and effect all material rights, privileges, qualifications, applications, licenses and franchises necessary in the normal conduct of its business;

(c) preserve its business organization;

(d) conduct its business in the ordinary course in accordance with sound business practices, keep its properties necessary in the normal conduct of its business in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of such properties;

(e) comply with all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over its business or property;

(f) file or cause to be filed in a timely manner all reports, applications, estimates and licenses that shall be required by a Governmental Authority having jurisdiction over its business or property, except as would be reasonably expected to result in a Material Adverse Effect; and

(g) provide and deliver such other information as the Purchasers may reasonably request.

8.2 Purchase Price Adjustment. In the event that the audited financial statements (balance sheet and satisfaction of operations, cash flow and stockholders’ equity, together with the notes thereto) for the fiscal years ending December 31, 2004 and December 31, 2005 prepared by Deloitte Touche Tohmatsu in accordance with GAAP are not substantially identical to the Audited Financial Statements previously delivered to the Purchasers (except for adjustments arising from (i) intangible assets, (ii) deferred tax, (iii) the grant or issue of share options or any equity-linked instructions such as warrants, (iv) sales and leaseback transactions and (v) provision for salary taxes incurred from January 1, 2002 to December 31, 2006, if any, not in excess of US$2,000,000 cumulatively), then the Company and the Purchasers will discuss in good faith an appropriate adjustment to the aggregate purchase price paid by the Purchasers for the Subscribed Shares.

ARTICLE IX

TERMINATION OF AGREEMENT

9.1 Termination. This Agreement may be terminated prior to the Closing as follows:

(a) at any time on or prior to the Closing Date, by mutual written consent of the Company and the Purchasers; or

(b) at the election of the Company or the Purchasers by written notice to the other parties hereto after 5:00 p.m., Hong Kong time, on February 14, 2007, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and the Purchasers; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) to the Company if the Closing has not occurred because it has not yet obtained an approval necessary to satisfy Section 5.14 hereof from any applicable Governmental Authority.

(c) at the election of the Company, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Purchasers contained in this Agreement or any other Transaction Document, which breach has not been cured within 15 Business Days after notice to the Purchasers of such breach; or

(d) at the election of the Purchasers, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Selling Shareholders contained in this Agreement or any other Transaction Document, which breach has not been cured within 15 Business Days after notice to the Company of such breach.

9.2 Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, then (a) this Agreement shall become void and of no further force and effect, except for the provisions of Article I (Definitions), this Section 9.2 and Sections 10.3 through 10.16 (inclusive); and (b) (i) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or Section 9.1(b); provided, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Separate and Independent. The Company Warranties, the Shareholders Warranties and the Purchaser Warranties set forth in each paragraph of Schedule 3, Schedule 4 and Schedule 5, respectively, shall be separate and independent and save as expressly provided shall not be limited by reference to any other paragraph or anything in this Agreement or the Disclosure Schedule.

10.2 Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is the earlier of the date that is 18 months after the Closing Date or the date of completion of a Qualifying IPO, except for Sections 1(c), 1(d) and 2 and 7 of Schedule 3, which representations and warranties shall survive until the second anniversary of the Closing Date, provided that, notwithstanding the foregoing, if any Claims for indemnification in respect of any Losses have been made pursuant to and in the manner provided in Article VII with respect to any representation and warranty hereof prior to the applicable expiration of any such representation and warranty, then such representation and warranty shall continue in effect until the final resolution of such Claims in accordance with this Agreement. To the extent that an Indemnified Party makes a Claim pursuant to an Officer’s Certificate in respect of Losses with respect to any representation and warranty hereof after the applicable expiration of such representation and warranty in accordance with this Section 10.2, then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to the specific Claims set forth in such Officer’s Certificate, provided, that the foregoing shall not relieve, reduce or limit the indemnification obligations of the Indemnifying Party for Claims in respect of Losses with respect to any representation and warranty hereof made in an Officer’s Certificate delivered prior to the expiration of such representation and warranty in accordance with this Section 10.2.

10.3 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

WuXi PharmaTech (BVI) Inc.

No.1 Building, # 288 FuTe Zhong Lu

Waigaoqiao Free Trade Zone

Shanghai, 200131, PRC

Facsimile: (86-21) 5046-3718

Attention: Dr. Li Ge

with a copy to:

O’ Melveny & Myers LLP

Plaza 66, 37th Floor, 1266 Nanjing Road West

Shanghai, 200040, PRC

Facsimile: (86-21) 2307-7300

Attention: Kurt Berney

if to General Atlantic:

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, CT 06830

USA

Facsimile: (203) 302-3044

Attention: David A. Rosenstein

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

USA

Facsimile: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

12/F, Hong Kong Club Building

3A Chater Road, Central

Hong Kong

Facsimile: (852) 2536-9622

Attention: Jeanette K. Chan

if to Fidelity:

17/F, One International Finance Center

1 Harbour View Street, Central

Hong Kong

Telephone: (852) 2629 2833

Fax: (852) 2509 0371

E-mail: daniel.auerbach@fidelity.com/

norman.chen@fidelity.com

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed. Any party may by notice given in accordance with this Section 10.3 designate another address or Person for receipt of notices hereunder.

10.4 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of a majority in interest of the Purchasers or their successors and permitted assigns. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. Notwithstanding the foregoing, in the event that the Company conducts a restructuring, capital reorganization, recapitalization or reincorporation the Company shall procure that any entity that acquires all or substantially all of the Company’s assets or the listing vehicle of the Group shall assume the obligations of the Company under this Agreement upon the consummation of the restructuring.

10.5 Amendment and Waiver.

(a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and each of the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle any other party hereto to any other or further notice or demand in similar or other circumstances.

10.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

10.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

10.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

10.9 Dispute Resolution.

(a) Dispute Resolution. Any disputes, claims or controversies among the parties arising out of or in connection with this Agreement, whether in contract, tort, equity or otherwise and including those relating to the existence, meaning, interpretation, effect, validity, performance, termination or enforcement of this Agreement (all of which are referred to as “Disputes”) shall be referred to and finally resolved through binding and final arbitration in accordance with the Rules of the London Court of International Arbitration (the “Arbitration Rules”) in effect, at the time of commencement of the arbitration. The Arbitration Rules are hereby incorporated by reference into this clause except as modified herein. In such event, each party agrees to submit itself and its property to the jurisdiction of the arbitration tribunal convened to resolve such Dispute.

(b) Appointment of Arbitrators. The arbitration tribunal shall consist of three arbitrators. One arbitrator shall be nominated by each of the two respective parties in the dispute and the third, who shall be the Chairman of the arbitration tribunal, shall be nominated by the two party nominated arbitrators within 14 calendar days of the last of their appointments (failing which the Chairman shall be selected by the London Court of International Arbitration). It is hereby expressly agreed that if there is more than one claimant party and/or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator.

(c) Authority of the Arbitrators. The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceedings (including, but not limited to, the parties’ reasonable legal costs and expenses) and allocate them between the parties in whatever manner or allocation the arbitrators deem appropriate.

(d) Conduct of the Arbitration. The arbitration proceedings shall be conducted, and the award or decision (the “Award”) of the arbitrators shall be rendered, in the English language.

(e) Place of Arbitration. The seat, or legal place, of the arbitration shall be London, England.

(f) Joinder of Disputes. In order to facilitate the comprehensive resolution of related Disputes, all claims among the parties that arise under or in connection with this Agreement may be dealt with in a single set of arbitration proceedings. Upon the request of any party to any arbitration proceedings commenced pursuant to this Section 10.9, the arbitral tribunal shall consolidate those arbitration proceedings with any other proceedings involving any of the parties hereto, and relating to this Agreement, if the arbitral tribunal determines that:

(i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings; and

(ii) no party would be materially prejudiced as a result of such consolidation through undue delay or otherwise.

In the event of different determinations of (i) and (ii) by different arbitral tribunals constituted under this Agreement, the ruling of the arbitral tribunal constituted first in time shall be determinative, and unless the parties otherwise agree, such arbitral tribunal shall serve as the arbitral tribunal for any consolidated arbitration proceedings.

(g) Provisional Remedies. By agreeing to arbitration, the parties to this Agreement do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any Award. Without prejudice to such national court, the arbitral tribunal established under this Section 10.9 shall have full authority to grant provisional remedies.

(h) Decision Final.

(i) The Award shall be final and binding upon the parties as from the date rendered. Judgment upon any Award may be entered in any court having jurisdiction thereof.

(ii) The parties waive any rights of application or appeal to any court or tribunal of competent jurisdiction to the fullest extent permitted by law in connection with any question of law arising in the course of arbitration or with respect to any Award made except for actions relating to enforcement of this Agreement or arbitral Award and except for actions seeking interim or other provisional relief in aid of arbitration proceeding in any court of competent jurisdiction.

(i) Payment of the Award. Any monetary award shall be made and payable in US$ free of any tax, deduction or set off. Each party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the date of the Award or such other date as the Award may provide. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimant(s) or respondent(s) in accordance with the terms of this Agreement, including, a declaratory judgment, specific performance of any obligation created under this Agreement or the issuance of any injunction.

(j) Confidentiality of Arbitration. Once any Dispute has been submitted to arbitration proceedings pursuant to this Section 10.9, such Dispute shall be resolved in a confidential manner. Unless required by applicable law, neither party shall disclose or permit the disclosure to any person except its counsel, consultants and controlled Affiliates of any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by a Governmental Authority or as required in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests.

10.10 WAIVER OF JURY TRIAL EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

10.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

10.12 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

10.13 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations or warranties by or among the parties hereto or thereto, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

10.14 Fees. Upon the Closing, the Company shall reimburse General Atlantic for their fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement, provided however that the total amount of such reimbursement shall not exceed an aggregate of US$50,000. For the avoidance of doubt, no other Purchaser shall be entitled to any reimbursement by the Company or any of its Subsidiaries of fees, disbursements and other charges of counsel incurred in connection with the transactions contemplated by this Agreement.

10.15 Publicity; Confidentiality. Except as may be required by Requirements of Law, none of the parties hereto shall issue a press release or public announcement or otherwise make any public disclosure concerning this Agreement or any party hereto without the prior approval by the other parties hereto; provided, however, that nothing in this Agreement shall restrict any of the Purchasers from disclosing information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation or arbitration, provided that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (c) to the extent that such Purchaser reasonably believes it appropriate or in order to comply with any Requirement of Law, (d) to such Purchaser’s or the Company’s officers, directors, shareholders, investors, advisors, employees, members, partners, controlling persons, auditors or counsel, (e) to any Person that is reasonably necessary in connection with a proposed acquisition of the Subscribed Shares from the Purchasers or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to any Requirement of Law, and provided further, that any Purchaser may disclose, with the Company’s prior approval and opportunity to review (except for such information that is already public on such Purchaser’s worldwide web page), on its worldwide web page, the name of the Company, the name of the Chief Executive Officer of the Company, a brief description of the business of the Company, the Company’s logo and the aggregate amount of the Purchasers’ investment in the Company. If any announcement is required by any Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

10.16 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any relevant Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Share Subscription Agreement on the date first written above.

“COMPANY”

WUXI PHARMATECH (BVI) INC.

/s/ Ge Li
Name:	Ge Li
Title:	Chief Executive Officer

“PURCHASERS”

GENERAL ATLANTIC PARTNERS (BERMUDA), L.P.

By:	GAP (BERMUDA) LIMITED
its General Partner

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Vice President

GAP-W INTERNATIONAL, LLC

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Vice President

GAP COINVESTMENTS III, LLC

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	A Managing Member

GAPSTAR, LLC

By:	GENERAL ATLANTIC LLC,
its Sole Member

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

“PURCHASERS”

GAP COINVESTMENTS CDA, L.P.

By:	GENERAL ATLANTIC LLC,
its General Partner

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

GAPCO GMBH & CO. KG

By:	GAPCO MANAGEMENT GMBH,
its General Partner

/s/ Matthew Nimetz
Name:	Matthew Nimetz
Title:	Managing Director

“PURCHASERS”

FIDELITY ASIA VENTURES FUND L.P.

By:	Fidelity Asia Partners, L.P.,
its General Partner

By:	FIL Asia Ventures Limited,
its General Partner

/s/ Allan Pelvang
Name:	Allan Pelvang
Title:	Director

FIDELITY ASIA PRINCIPALS FUND L.P.

By:	Fidelity Asia Partners, L.P.,
its General Partner

By:	FIL Asia Ventures Limited,
its General Partner

/s/ Allan Pelvang
Name:	Allan Pelvang
Title:	Director

“SELLING SHAREHOLDERS”

UOB HERMES ASIA TECHNOLOGY FUND

By:	UOB Venture Management Pte Ltd,
its investment manager

/s/ Kian-Wee Seah
Name:	Kian-Wee Seah
Title:	Managing Director

UOB JAIC VENTURE BIO INVESTMENTS LTD

By:	UOB Bioventures Management Pte Ltd,
its investment manager

/s/ Kian-Wee Seah
Name:	Kian-Wee Seah
Title:	Executive Director

UOB VENTURE TECHNOLOGY
INVESTMENTS LTD

By:	UOB Venture Management Pte Ltd,
its investment manager

/s/ Kian-Wee Seah
Name:	Kian-Wee Seah
Title:	Managing Director

“SELLING SHAREHOLDERS”

NEW AMERICA, L.P.

/s/ Oliver D. Curme
Name:	Oliver D. Curme
Title:	Managing Partner

“SELLING SHAREHOLDERS”

KAIFU LIMITED

/s/ Peng Li
Name:	Peng Li
Title:	Director

“SELLING SHAREHOLDERS”

REXBURY LIMITED

/s/ Xinnan Wu
Name:	Xinnan Wu
Title:	Director

“SELLING SHAREHOLDERS”

DR LI GE

/s/ Ge Li
Name:	Ge Li

I-INVEST WORLD LTD.

/s/ Xiaozhong Liu
Name:	Xiaozhong Liu
Title:	Director

ASSETVALUE LTD.

/s/ Tao Lin
Name:	Tao Lin
Title:	Director

I-GROWTH LTD.

/s/ Zhaohui Zhang
Name:	Zhaohui Zhang
Title:	Director

“SELLING SHAREHOLDERS”

J.P. MORGAN TRUST COMPANY OF DELAWARE, AS TRUSTEE OF THE GE LI 2006 GRANTOR RETAINED ANNUITY TRUST

/s/ Michael B. Yulsman
Name:	Michael B. Yulsman
Title:	Vice President

J.P. MORGAN TRUST COMPANY OF DELAWARE, AS TRUSTEE OF THE NING ZHAO 2006 GRANTOR RETAINED ANNUITY TRUST

/s/ Michael B. Yulsman
Name:	Michael B. Yulsman
Title:	Vice President

“SELLING SHAREHOLDERS”

DR JOHN J. BALDWIN

/s/ John J. Baldwin
Name:	John J. Baldwin

Exhibit A

Form of Joint Venture Agreement

Exhibit B

Form of M&AA

Exhibit C

Form of Note Purchase Agreement

Exhibit D

Form of Note

Exhibit E

Form of Registration Rights Agreement

Exhibit F

Form of Sellers Agreement

Exhibit G

Form of British Virgin Islands Legal Opinion

Exhibit H

Form of PRC Legal Opinion

[To be finalized prior to Closing.]

Exhibit I

Disclosure Schedule

Exhibit J

Key Employees

Dr. Ge Li

Mr. Xiaozhong Liu

Dr. Shuhui Chen

Mr. Benson Tsang

Mr. Jagdish Sastry

Dr. Naruhito Masai

Dr. Suhan Tang

Dr. Angela Wong

Dr. Ning Zhao

Mr. Tao Lin

Mr. Zhaohui Zhang

Mr. Ee Hoon See

Dr. Hai Mi

Schedule 1

Particulars of the Company and Subsidiaries

PART I - COMPANY

A. Company Details:

Registered number:	I.B.C. No. 599267

Registered office:	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

Date and place of Incorporation:	June 3rd, 2004

Directors:	Dr. Li Ge; Mr. Liu Xiao Zhong; Mr. Lin Tao; Mr. Zhang Zhaohui; Mr. Seah Kian Wee; Mr. Daniel Auerbach; Dr. John J. Baldwin; Ms Zhou Simin; Mr Zhu Zhiming

Secretary:	Kandy Secretaries Limited

Registered Agent:	Offshore Incorporations Limited

Accounting reference date:	January 1st to December 31.

Auditors:	Deloitte Touche Tohmatsu

Share capital:

Class	Authorised US$ (1)	Issued US$ (1)	Par Value US$
Ordinary Shares	10,000,000	4,981,200	1.00
Preference	50,000	33,068	0.01

(1)	Prior to the transactions contemplated by the Transaction Documents.

B.	Registered Shareholders of the Company Immediately Prior to Closing Date:

Registered Shareholder	No. of Shares	Type of Shares
Ge Li	118,999	Ordinary Shares

J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust (1)	528,888	Ordinary Shares

EWEP Inc. (2)	20,000	Ordinary Shares

NJZ Advance Limited (3)	20,000	Ordinary Shares

J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust (4)	547,589	Ordinary Shares

I-Invest World Ltd (5)	470,633	Ordinary Shares

AssetValue Ltd (6)	468,633	Ordinary Shares

i-growth Ltd (7)	503,245	Ordinary Shares

Rexbury Limited	1,268,708	Ordinary Shares

Walter C. Greenblatt	47,529	Ordinary Shares

Kaifu Limited	374,976	Ordinary Shares

John J. Baldwin	252,000	Ordinary Shares

UOB Hermes Asia Technology Fund	196,891	Series A Preference Shares

	582,917	Series B Preference Shares

UOB JAIC Venture Bio Investments Limited	73,834	Series A Preference Shares

	313,083	Series B Preference Shares

UOB Venture Technology Investments Ltd.	280,000	Series B Preference Shares

The Fidelity Greater China Venture Fund L.P.	232,050	Series A Preference Shares

	1,008,000	Series B Preference Shares

New America L.P.	116,025	Series A Preference Shares

	504,000	Series B Preference Shares

Note 1: The beneficiary owners of such Trust are Dr. Ge Li and Michael Li, the son of Dr. Ge Li and Dr. Ning Zhao.

Note 2: A company wholly owned by Mr. Shuo Li, Dr. Ge Li’s brother and incorporated under the laws of British Virgin Islands.

Note 3: A company wholly owned by Mr. Jun Zhao, Dr. Ning Zhao’s brother and incorporated under the laws of British Virgin Islands.

Note 4: The beneficiary owners of such Trust are Dr. Ning Zhao, Michael Li, the son of Dr. Ge Li and Dr. Ning Zhao, and Mr. Jun Zhao, the brother of Dr. Ning Zhao.

Note 5: A company wholly owned by Mr. Xiaozhong Liu and incorporated under the laws of British Virgin Islands.

Note 6: A company wholly owned by Mr. Tao Lin and incorporated under the laws of British Virgin Islands.

Note 7: A company wholly owned by Mr. Zhaohui Zhang and incorporated under the laws of British Virgin Islands.

C.	Shareholders of the Company Immediately After the Closing:

PREFERRED SHAREHOLDERS

Shareholders (1)	Nos. of Series A Preference Shares held (2)	Nos. of Series B Preference Shares held (3)	No. of Series C Preference Shares subscribed (4)
UOB Hermes Asia Technology Fund	140,868	582,917	0
UOB JAIC Venture Bio Investments Limited	45,056	313,083	0
UOB Venture Technology Investments Ltd	0	256,978	0
The Fidelity Greater China Venture Fund L.P.	232,050	1,008,000	0
New America, L.P.	0	495,400	0
General Atlantic Partners (Bermuda), L.P.	0	0	607,157
GAP-W International, LLC	0	0	230,987
GapStar, LLC	0	0	13,859
GAP Coinvestments III, LLC	0	0	55,296
GAP Coinvestments IV, LLC	0	0	12,944
GAP Coinvestments CDA, L.P.	0	0	1,155
GAPCO GmbH & Co. KG	0	0	2,550
Fidelity Asia Ventures Fund L.P.	0	0	319,747
Fidelity Asia Principals Fund L.P.	0	0	11,924

Total	417,974	2,656,378	1,255,619

ORDINARY SHAREHOLDERS

Shareholders (1)	Nos. of Ordinary Shares held (2)
Ge Li	25,928
J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust	399,891
EWEP Inc.	20,000
NJZ Advance Limited	20,000
J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust	437,151
I-Invest World Ltd	332,500
AssetValue Ltd	330,500
i-growth Ltd	365,112
Rexbury Limited	1,130,575
Walter C. Greenblatt	47,529
Kaifu Limited	328,932
John J. Baldwin	159,911

Total	3,598,029

PART II - SUBSIDIARIES

A.	WuXi PharmaTech Co., Ltd.

Name	:	WuXi PharmaTech Co., Ltd.

Nature	:	Wholly Foreign-owned Enterprise

Place of incorporation	:	Wuxi Municipality, Jiangsu Province, P.R.China

Registration number	:

Date of establishment	:	December 1st, 2000

Registered address	:	No. 5 Bridge, Binhu District, Wuxi Municipality, Jiangsu Province, China

Total investment	:	US$16.8 Million

Registered capital	:	US$9 Million

Name of Subscribers	:	WuXi PharmaTech (BVI) Inc.

Names of directors	:	Li Ge; Liu Xiao Zhong; Lin Tao; Zhang Zhao Hui; Seah Kian Wee; Daniel Auerbach; John J. Baldwin

Legal representative	:	Li Ge

B.	Shanghai Branch of WuXi PharmaTech Co., Ltd.

Name	:	Shanghai Branch of WuXi PharmaTech Co., Ltd.

Nature	:	Branch of Sino-foreign Equity Joint Venture

Place of incorporation	:	Shanghai Municipality, P.R.China

Registration number	:

Date of establishment	:	March 29th, 2001

Registered address	:	Section A, 2nd Floor, Building 1, No. 288 FuTe Zhong Road, Shanghai Wai Gao Qiao Free Trade Zone, Shanghai

Total investment	:	N/A

Registered capital	:	N/A

Name of Subscribers	:	N/A

Names of directors	:	N/A

Legal representative	:	Li Ge

C.	Shanghai PharmaTech Co., Ltd.

Name	:	Shanghai PharmaTech Co., Ltd.

Nature	:	Sino-foreign Equity Joint Venture

Place of incorporation	:	Shanghai Municipality, P.R.China

Registration number	:

Date of establishment	:	April 2nd, 2002

Registered address	:	No. 1 Building, #288 FuTe ZhongLu, Wai Gao Qiao Free Trade Zone, Shanghai

Total investment	:	USD18 Million

Registered capital	:	USD8 Million

Name of Subscribers	:	WuXi PharmaTech Co., Ltd.; WuXi PharmaTech (BVI) Inc.

Names of directors	:	Li Ge; Liu Xiao Zhong; Lin Tao; Zhang Zhao Hui; Seah Kian Wee; Daniel Auerbach; John J. Baldwin

Legal representative	:	Li Ge

D.	Shanghai SynTheAll Pharmaceutical Co., Ltd.

Name	:	Shanghai SynTheAll Pharmaceutical Co., Ltd.

Nature	:	Sino-foreign Equity Joint Venture

Place of incorporation	:	Shanghai Municipality, P.R.China

Registration number	:

Date of establishment	:	Jan. 23rd, 2003

Registered address	:	No.9 GuiHua 3 Road, Jinshan District (West), Shanghai Chemical Industry Park, P.R. China.

Total investment	:	USD 7.4 Million

Registered capital	:	USD 3.7 Million

Name of Subscribers	:	WuXi PharmaTech (BVI) Inc. and Shanghai PharmaTech Co., Ltd.

Names of directors	:	Li Ge; Liu Xiao Zhong; Lin Tao; Zhang Zhao Hui; SEAH Kian Wee; Daniel Auerbach; John J. Baldwin

Legal representative	:	Li Ge

E.	Shanghai PharmaTech Chemical Technology Co., Ltd.

Name	:	Shanghai PharmaTech Chemical Technology Co., Ltd.

Nature	:	Sino-foreign Equity Joint Venture

Place of incorporation	:	Shanghai Municipality, P.R.China

Registration number	:

Date of establishment	:	Jan. 27th , 2006

Registered address	:	5th Floor, No. 2 Building, #288 FuTe ZhongLu, Wai Gao Qiao Free Trade Zone, Shanghai

Total investment	:	USD 710,000

Registered capital	:	USD 500,000

Name of Subscribers	:	WuXi PharmaTech (BVI) Inc. and Shanghai PharmaTech Co., Ltd.

Names of directors	:	Li Ge; Liu Xiao Zhong; Zhang Zhao Hui

Legal representative	:	Li Ge

F.	Tianjin PharmaTech Co., Ltd.

Name	:	Tianjin PharmaTech Co., Ltd.

Nature	:	Sino-foreign Equity Joint Venture

Place of incorporation	:	Tianjin Municipality, P.R.China

Registration number	:

Date of establishment	:	June 5, 2006

Registered address	:	No. 111, Huanghai Road, Tianjin Economic-technological Development Area, Tianjin, China

Total investment	:	USD 15,000,000

Registered capital	:	USD 6,000,000

Name of Subscribers	:	WuXi PharmaTech (BVI) Inc. and WuXi PharmaTech Co. Ltd.

Names of directors	:	Li Ge; Liu Xiao Zhong; Lin Tao; Zhang Zhao Hui; Jean Thoh Jing Herng; Daniel Auerbach; John J. Baldwin

Legal representative	:	Li Ge

G.	Suzhou PharmaTech Co., Ltd.

Name	:	Suzhou PharmaTech Co., Ltd.

Nature	:	Sino-foreign Equity Joint Venture

Place of incorporation	:	Suzhou Municipality, PRC

Registration number	:

Date of establishment	:	October 8, 2006

Registered address	:	40 Feng Jin Road, Wuzhong Economic Development Region

Total investment	:	US$ 60 million

Registered capital	:	US$ 20 million (to be paid)

Name of Subscribers	:	WuXi PharmaTech (BVI) Inc. and WuXi PharmaTech Co. Ltd.

Names of directors	:	Li Ge; Liu Xiao Zhong; Lin Tao; Zhang Zhao Hui; Jean Thoh Jing Herng; Daniel Auerbach; and John J. Baldwin

Legal representative	:	Li Ge

Schedule 2

Subscribed Shares and Subscription Price

Purchaser	Subscribed Shares	Purchase Price
GAP LP	607,157	US$	26,372,471.46
GAP-W	230,987	US$	10,033,151.33
GapStar	13,859	US$	601,979.52
GAP Coinvestments III	55,296	US$	2,401,837.06
GAP Coinvestments IV	12,944	US$	562,235.58
GAP Coinvestments CDA	1,155	US$	50,168.58
GmbH Coinvestment	2,550	US$	110,761.80
Fidelity Asia Ventures Fund L.P.	319,747	US$	13,888,531.00
Fidelity Asia Principals Fund L.P.	11,924	US$	517,931.00

Total:	1,255,619	US$	54,539,067.33

Schedule 3

Company Warranties

1. CORPORATE MATTERS

(a) Organization, Good Standing and Qualification. The Company and each Subsidiary has been duly incorporated and organized, and is validly existing (i) in good standing (in the case of the Company) and (ii) in compliance with all registration and approval requirements (in the case of each Subsidiary). The Company and each Subsidiary has the corporate power and authority to own and operate its material Assets and properties and to carry on its business as presently conducted.

(b) Charter Documents. The copies of the Group Charter Documents (having attached thereto copies of all such resolutions as are by Requirements of Law required to be attached thereto and all amendments made to date) of the Company and each Subsidiary that have been delivered to the Purchasers are true and complete. Except as Disclosed, all legal and procedural requirements and other formalities concerning such Group Charter Documents and the arrangements set forth therein have been duly and properly complied with in all material respects.

(c) Capitalization and Other Particulars of Subsidiaries. The particulars of the Company and each Subsidiary’s share capital and ownership thereof set forth in Schedule 1 are a complete and correct description of the share capital and ownership thereof of the Company or such Subsidiary respectively on the date hereof and on the Closing Date. The Equity Securities of each Subsidiary held by the Company represent 100 per cent of the Equity Securities of such Subsidiary. Except as Disclosed, the Equity Securities of each Subsidiary are free and clear from all Liens. The Company does not own any either directly or indirectly Equity Securities of any Person other than the Subsidiaries.

(d) Capitalization. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized share capital of the Company shall consist of (i) 11,000,000 Ordinary Shares, of which 3,598,029 shares are issued and outstanding, (ii) 5,000,000 preference shares, par value US$0.01 per share, consisting of: (A) 417,974 Series A Preferred Shares, all of which are issued and outstanding, (B) 2,656,378 Series B Preferred Shares, all of which are issued and outstanding and (C) 1,255,619 Preferred Shares, all of which are issued and outstanding. On the Closing Date, after giving effect to the transactions contemplated by this Agreement, one Preferred Share shall be convertible into one Ordinary Share. Part I of Schedule 1 sets forth as of (i) immediately prior to the Closing on the Closing Date and without giving effect to the transactions contemplated by the Transaction Documents, a true and complete list of the registered shareholders of the Company and, opposite the name of each such shareholder, the amount and type of shares of the Company owned by such shareholder and (ii) immediately after the Closing on the Closing Date, a true and complete list of the registered shareholders of the Company and, opposite the name of each such shareholder, the amount and type of shares of the Company to be owned by such shareholder. The Company has reserved an aggregate of 1,480,889 Ordinary Shares for issuance under the Share Option Plan, of which 1,165,900 have been granted or have been agreed by the Company to be granted, 200,000 have been granted and exercised and 114,989 remain available for future grant. The Company has reserved an aggregate of 1,255,619 Ordinary Shares for issuance upon conversion of the Subscribed Shares. Except as set forth on the Disclosure Schedule, Part I and Part II of Schedule 1 and for Ordinary Shares reserved pursuant to the Share Option Plan, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s or any Subsidiary’s capital stock, (ii) any Equity Securities of the Company or any Subsidiary or (iii) any other securities of the Company or any Subsidiary, and there are no commitments, contracts, agreements, arrangements or understandings by the Company or any Subsidiary to issue any shares of the Company’s or any Subsidiary’s capital stock or any Equity Securities or other securities of the Company or any Subsidiary. The Subscribed Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable securities laws, will not be subject to any preemptive right or similar rights that have not been satisfied and will be free and clear of all other Liens (other than those imposed by the Joint Venture Agreement). The Subscribed Shares to be issued and sold to General Atlantic, when issued and sold to General Atlantic, shall represent a 10.03 % fully-diluted ownership interest in the Company (assuming the completion of the Share Buyback, the grant and exercise of all options under the Share Option Plan and the conversion and exercise of all other Ordinary Share equivalents, but excluding any Ordinary Shares issuable upon conversion of the Notes). The Subscribed Shares to be issued and sold to Fidelity, when issued and sold to Fidelity, shall represent a 3.6% fully-diluted ownership interest in the Company (assuming the completion of the Share Buyback the grant and exercise of all options under the Share Option Plan and the conversion an exercise of all other Ordinary Share equivalents, but excluding Ordinary Shares issued upon conversion of the Notes). The Ordinary Shares issuable upon conversion of the Subscribed Shares have been duly reserved for issuance upon conversion of the Subscribed Shares and, when issued in compliance with the provisions of the M&AA will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable securities laws, will not be subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens (other than those imposed by the Joint Venture Agreement). All of the issued and outstanding Ordinary Shares are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable securities laws.

(e) Other Rights With Respect to Shares. Except as set forth in the Joint Venture Agreement, no voting or similar agreements exist related to the Equity Securities of the Company or any Subsidiary.

(f) Corporate Records. The resolutions and all other documents of the Company and any Subsidiary required to be filed with any relevant Governmental Authority have been filed or submitted for filing, and all material resolutions required by Requirements of Law or the respective charters of the Company or any Subsidiary have been passed.

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2. AUTHORIZATION AND VALIDITY OF TRANSACTIONS

(a) Authorization. The Company has the power and authority to execute, deliver and perform the Transaction Documents. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of all of its obligations under the Transaction Documents have been taken or will be taken prior to the Closing. All actions on the part of the Company necessary for the authorization, issuance and delivery of the Subscribed Shares (and the issuance of Ordinary Shares upon conversion of the Subscribed Shares), and the filing and, where required, approval of the M&AA have been taken or will be taken prior to Closing.

(b) Enforceability. This Agreement is, and each other Transaction Document will when executed be, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority having jurisdiction over its business or property or any other authority is required in connection with the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby except for the filing of the M&AA with the Registry of Corporate Affairs in the British Virgin Islands.

(d) No Breach. The execution and delivery by the Company of each Transaction Document and the performance by it of its obligations under such Transaction Documents do not:

(i) breach or constitute a default under any Group Charter Document;

(ii) result in a breach of, or constitute a default under, any Contractual Obligation to which the Company or any Subsidiary is a party or by which such Person or its property or Assets is bound or result in the acceleration of any obligation under any such Contractual Obligation; or

(iii) result in a violation or breach of or default under any Requirements of Law or of any order, writ, injunction, judgment or decree of any Governmental Authority by which the Company or any Subsidiary is bound.

(e) No Brokerage Fees. No Person is entitled to receive from the Company or any Subsidiary any finder’s fee, brokerage or commission in connection with this Agreement and each other Transaction Document.

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3. LEGAL COMPLIANCE

(a) Compliance with Laws. Except as Disclosed, the Company and each Subsidiary has at all times carried on its business and all of its respective directors and Key Employees have conducted the business of the Company and its Subsidiaries in compliance with all Requirements of Law in all material respects. Neither Mr. Li Ge or Ms. Ning Zhao are required to register their equity interests in the Company with the State Administration of Foreign Exchange or its branches pursuant to the Notice regarding relevant Issues on Foreign Exchange Control relating to Corporate Financing and Inbound Investment by Domestic Residents through their offshore Special Purpose Companies.

(b) Permits. Except as Disclosed, the Company and each Subsidiary has all material Permits necessary for the conduct of its business as currently conducted and as contemplated to be conducted. None of the Company or any Subsidiary is in breach of or default under any such Permit. All such Permits will remain in full force and effect not withstanding the Closing.

(c) Governmental Authority. There is no Governmental Authority having jurisdiction over the business or property of the Company or any of its Subsidiaries that has:

(i) requested any information in connection with or instituted or, to the Knowledge of the Company, threatened any action or investigation to restrain, prohibit or otherwise challenge the subscription of the Subscribed Shares by the Purchasers or the consummation of the transactions contemplated under the Transaction Documents; or

(ii) to the Knowledge of the Company, proposed or enacted any Requirements of Law that would prohibit or materially restrict the subscription of the Subscribed Shares; or

(iii) to the Knowledge of the Company, proposed any new Requirements of Law that would prohibit the operations of the Company or any Subsidiary as presently conducted or planned.

(d) Other Inquiry. There is no Person that has instituted or, to the Knowledge of the Company (which knowledge shall not require due inquiry outside of the Group), threatened any action or investigation to restrain, prohibit or otherwise challenge the subscription of the Subscribed Shares by the Purchasers or the consummation of the transactions contemplated under the Transaction Documents.

(e) No Bribery. No act or transaction has been effected by or on behalf of the Company, any Subsidiary or any of their respective directors, officers or senior management staff, involving the making or authorizing of any payment, or the giving of anything of value, to any government official, political party, party official or candidate for political office for the purpose of influencing the recipient in his or its official capacity in order to obtain business, retain business or direct business to the Company or such Subsidiary or any other Person.

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4. ASSETS

(a) Title to Assets. Except as Disclosed, the Company and its Subsidiaries have good and marketable title to the (i) Assets included in the Financial Statements and (ii) material tangible Assets acquired by the Company or any Subsidiary since the Accounts Date and (iii) all other material tangible Assets used or employed by the Company or any Subsidiary, which such Assets are free from any Liens, except for (i) Liens for current taxes not yet due and payable, (ii) Liens imposed by law and incurred in the ordinary course of business for obligations not past due and (iii) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and which have not arisen otherwise than in the ordinary course of business, and all such Assets are in the possession or under the control of the Company or the relevant Subsidiary.

(b) Status of Assets. Except as Disclosed, the Company and each Subsidiary owns or has the right to use the tangible Assets required for the conduct of its business as presently conducted. The Company has made available to the Purchasers true and complete copies of the leases relating to all material Assets. Except as Disclosed, the Company and each relevant Subsidiary is in material compliance with all such leases. Except as Disclosed, all leases of real property have been registered with the relevant Governmental Authority in accordance with Requirements of Law. The material Assets of the Company and each Subsidiary are in working condition for the purpose for which they are being used, ordinary course wear and tear excepted.

(c) The Company. The Company has no Assets other than (a) its ownership of the equity interests of (i) WuXi PharmaTech Co. Ltd., (ii) Shanghai PharmaTech Co., Ltd., (iii) Shanghai SynTheAll Pharmaceutical Co., Ltd., (iv) Shanghai PharmaTech Chemical Technology Co., Ltd., (v) TianJin PharmaTech Co., Ltd. and (vi) SuZhou PharmaTech Co., Ltd., and has conducted no business other than to hold shares of such Subsidiaries, and (b) as of November 30, 2006, US$1,690,799 in cash.

(d) Land Use Rights. The Company and each Subsidiary, where relevant, has acquired the Land Use Rights in accordance with the Requirements of Law and the relevant granted land use rights contracts or land use right transfer contracts. The Land Use Rights encompass all of the real property on which the facilities of the Company and any Subsidiary are located. The relevant granted land use right contracts or land use right transfer contracts and the relevant land registration certificate contain no material restrictions on Land Use Rights that adversely affect the Company’s or any Subsidiary’s use of the relevant real property.

5. CONTRACTS AND TRANSACTIONS

(a) Material Contracts. The Disclosure Schedule sets forth any Contractual Obligations to which the Company or any Subsidiary is a party to, or bound by, that (i) was entered into outside of its ordinary course of business in excess of US$10,000, (ii) involves total payments or revenues in excess of US$1,000,000, (iii) is a joint venture, shareholders’ or partnership arrangement or agreement or similar arrangement or agreement or any agreement which purports to regulate, control or otherwise affect the voting or disposition

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of its shares or (iv) is otherwise material to the Company or any Subsidiary (collectively, “Material Contracts”). True and complete copies of all Material Contracts have been made available to the Purchasers. With respect to each Material Contract, neither the Company, any Subsidiary nor, to the Knowledge of the Company (which knowledge shall not require due inquiry outside of the Group), any other party thereto is in default (or with the giving of notice or passage of time, would be in default) in any respect in the performance of any of its obligations or covenants contained in any such Material Contract, and none of the parties to any such Material Contract has indicated to the Company any intention to terminate, rescind, avoid or repudiate such Material Contract prior to the expiration of its term. Each Material Contract to which the Company or any Subsidiary is a party has been duly authorized, executed and delivered by the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, by each other party thereto, and constitutes the valid and binding obligation of the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company (which knowledge shall not require due inquiry outside of the Group), each other party thereto, enforceable against such party in accordance with its terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

(b) Change in Control. There are no Contractual Obligations of the Company that can be terminated or have been terminated or under which there would be a Material Adverse Effect as a result of the subscription of the Subscribed Shares by the Purchasers. There are no Material Contracts that can be terminated or under which there would be a Material Adverse Effect as a result of (i) a Change in Control of the Company or any Subsidiary or (ii) a change in the composition of the Board of Directors of the Company or the board of directors (or similar body) of a Subsidiary.

(c) Related Party Transactions. Except as Disclosed and as set forth in the Financial Statements, neither the Company nor any Subsidiary has engaged in any transaction, since January 1, 2005, or any currently proposed transaction, in which the Company or any Subsidiary was or is to be a participant and in which any Related Party has, had or will have a direct or indirect material interest, in each case where the amount involved exceeds or exceeded $60,000 individually or, with respect to any single Related Party, in the aggregate exceeds or exceeded $100,000 for all such transactions, as determined in accordance with Item 404 of Regulation S-K of the Securities Act. For purposes of this Section 5(c), a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness, guarantee of indebtedness or payment for property) or any series of similar transactions, arrangements or relationships.

(d) Authority to Enter into Contracts. Except as Disclosed, neither the Company nor any Subsidiary has given any powers of attorney or other authority express, implied or ostensible which is still outstanding or effective to any Person to enter into any material contract or commitment to do anything on its behalf other than the authority of employees to enter into routine trading contracts in the normal course of their duties.

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6. FINANCIAL MATTERS

(a) Financial Statements. The Company has delivered to the Purchasers the (i) consolidated financial statements of the WuXi PharmaTech Co. Ltd. (“WXPT”) and its Subsidiaries (balance sheet and statements of income, cash flow and changes in equity, together with the notes thereto) for the fiscal years ended December 31, 2004 and December 31, 2005 (the “Accounts Date”) prepared in accordance with IFRS and audited by Deloitte Touche Tohmatsu (the “Audited Financial Statements”) and the unaudited consolidated financial statements of the WXPT and its Subsidiaries (balance sheet and statements of income) for the fiscal quarters ended March 31, June 30 and September 30, 2006 (the “Management Accounts Date”) prepared in accordance with PRC GAAP (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”). The Audited Financial Statements are true complete and correct in all material respects and have been prepared in accordance with IFRS applied on a consistent basis throughout the period and with each other. The Unaudited Financial Statements are complete and correct in all material respects and have been prepared in accordance with PRC GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments. The Audited Financial Statements fairly present the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with IFRS. The Unaudited Financial Statements fairly present the financial condition, operating results and cash flows of the Company as of the respective dates and for the respective periods indicated in accordance with PRC GAAP, except that the Unaudited Financial Statements do not contain footnotes or normal year-end adjustments.

(b) Interim Financial Arrangements. Neither the Company nor its Subsidiaries have entered into any financial arrangement or material Contractual Obligation which are not properly recorded in accordance with the PRC GAAP in the consolidated management accounts of the Company for the 11-month period ended November 30, 2006 (the “Management Accounts”). After due inquiry with Key Employees, there are no financial arrangements or material Contractual Obligations that have been committed or undertaken by the Company or its Subsidiaries but not reflected in the Management Accounts.

(c) No Acceleration of Borrowings. Since the Accounts Date, no Indebtedness, individually or in the aggregate, in excess of US$500,000 of the Company or any Subsidiary has become or is now due and payable, or capable of being declared due and payable, before its normal or originally stated maturity and no demand or other notice requiring the payment or repayment of such Indebtedness before its normal or originally stated maturity has been received by the Company or any Subsidiary.

7. TAXES

Except as Disclosed, (a) the Company and each Subsidiary has paid all material Taxes that have come due, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the

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Company or a Subsidiary in good faith for which adequate reserves have been made in accordance with PRC GAAP; (b) the Company and each Subsidiary has timely filed or caused to be filed all Tax Returns that it is required to file (including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of the Company and each Subsidiary, no audit is in progress with respect to any Tax Returns, and (d) there are no Liens for Taxes on the material Assets of the Company or any Subsidiary. The Company does not expect that it will be a passive foreign investment company as described in Section 1297 of the Code, for the current or any future taxable year.

8. OPERATIONS

(a) Activities Since Accounts Date. Except as Disclosed, since the Accounts Date, there has not been:

(i) any material interruption or alteration in the nature, scope or manner of the business of the Company or any Subsidiary which has been carried on lawfully and in the ordinary and usual course of business so as to maintain it as a going concern;

(ii) any Material Adverse Effect;

(iii) any material failure by the Company or any Subsidiary to pay its creditors in the ordinary course of business;

(iv) except in the ordinary course of business, any acquisition, sale, transfer or disposal of any material Assets;

(v) any material change or amendment to any Material Contract;

(vi) any declaration or payment of any dividend or other distribution by the Company or any Subsidiary; and

(vii) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section 8(a).

(b) Insurance. The Company has in full force and effect insurance policies in amounts customary for companies in similar businesses similarly situated. None of such policies will be affected by, or terminate or lapse by reason of, any transaction contemplated by this Agreement or any of the other Transaction Documents.

9. ENVIRONMENTAL ISSUES

(a) Compliance with Environmental Laws. Except as Disclosed, to its Knowledge, the Company is not in material violation of any applicable Environmental Law, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing Environmental Law.

(b) Hazardous Substance. The Company and its Subsidiaries engage in or permit operations or activities upon the real property owned or used by the Company or such Subsidiary involving the use, storage, handling, release, leaching, treatment, manufacture,

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processing, deposit, transportation or disposal of the Hazardous Substances set forth on the Disclosure Schedule. The Company’s “handling procedure” for such enumerated substances is set forth on the Disclosure Schedule. Except as Disclosed, any use, storage, handling, discharge, release, leaching, treatment, manufacture, processing, deposit, transportation, disposal, emission or escape into the Environment of any Hazardous Substance has been conducted or is being conducted in accordance with applicable Environmental Law.

(c) No Environmental Actions. There have not been nor are there pending, or to the Knowledge of the Company, threatened any civil or criminal actions, notices of violations, investigations, administrative proceedings or written communications from any regulatory authority under any applicable Environmental Laws against the Company or any Subsidiary.

10. CLAIMS AND PROCEEDINGS

(a) No Litigation. Except as Disclosed, neither the Company, any Subsidiary nor any Key Employee or director of the Company or any Subsidiary (in his or her capacity as a Key Employee or director of the Company or any Subsidiary) is engaged in or is a party to, has pending or has been notified that it is the subject of, any action, suit, proceeding, complaint, investigation, inquiry, claim, litigation, arbitration or administrative or criminal proceedings (collectively, “Litigation”), whether as plaintiff, defendant or otherwise. To the Knowledge of the Company, there is no threatened Litigation against the Company, any Subsidiary or any Key Employee or director of the Company or any Subsidiary (in his or her capacity as a Key Employee or director).

(b) No Insolvency. No order has been made and no resolution has been passed for the winding up or liquidation as dissolution of the Company or any Subsidiary. Neither the Company nor any Subsidiary is insolvent or unable to pay its debts as they fall due.

11. OFFERING

(a) Investment Company. The Company is not and is not controlled by or affiliated with an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended.

(b) Private Offering. No form of general solicitation or general advertising was used by the Company or any of their representatives in connection with the offer or sale of the Subscribed Shares. No registration of the Subscribed Shares, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Subscribed Shares. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Subscribed Shares or any other securities of the Company so as to require the registration of the Subscribed Shares pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Subscribed Shares or other securities are so registered.

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12. EMPLOYMENT AND LABOR RELATIONS

(a) Employee Benefit Plans. Except as Disclosed, each Subsidiary has made all social security contributions in respect of or on behalf of all its employees in accordance with Requirements of Law. Except as Disclosed, other than such social security contributions, neither the Company nor any Subsidiary maintains, or contributes to, or has any liability under, any Plan.

(b) Labor Relations. (i) There is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, and (B) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. Since the Accounts Date, neither the Company nor any Subsidiary has received the resignation of any Key Employee or any group of Key Employees. To the Knowledge of the Company (which knowledge shall not require due inquiry), no Key Employee, or any group of Key Employees, intends to terminate his or their employment with the Company or any Subsidiary. Since the Accounts Date, neither the Company nor any Subsidiary has discussed or taken any steps to terminate the employment of any Key Employee or group of Key Employees. To the Knowledge of the Company, each of the Key Employees spends all, or substantially all, of his business time on the Company’s or the Subsidiary’s business.

13. INTELLECTUAL PROPERTY

(a) With respect to all Intellectual Property that is (i) provided to the Group by its customers for use in connection with the Group’s business or (ii) generated by the Group in the course of providing services to its customers and owned by its customers (collectively, “Customer IP”), the relevant member of the Group has an express or implied license or right to use from the relevant customer granting such member of the Group the right to use the Customer IP for such purposes as agreed between the customer and the member of the Group (the “Purposes”). To the Knowledge of the Company, the use of the Customer IP by the Group in accordance with the Purposes does not infringe upon or otherwise violate any Intellectual Property rights of others. No member of the Group has exceeded the permitted scope of any Intellectual Property license granted by any of its customers.

(b) Except for the Customer IP and except as Disclosed, the Company or its Subsidiaries is the owner of, or has the license or right to use, all Intellectual Property that is used in connection with and material to the business of the Group as presently conducted or contemplated to be conducted (the “Company IP”), free and clear of all Liens. For the avoidance of doubt, Company IP does not include any Customer IP.

(c) The Disclosure Schedule sets forth all of the Company IP owned by the Company or any Subsidiary that has been registered or for which filings have been made, or for which applications for registration have been filed (the “Company Registered IP”). None of the Company IP is subject to any outstanding judgment, injunction, writ, award, decree or order of any nature (each, an “Order”), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

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(d) The Disclosure Schedule sets forth all master license agreements, Intellectual Property licenses, sublicenses and other agreements under which the Company or a Subsidiary is either a licensor or licensee, and which involve an amount in excess of US$500,000 per year (collectively, “Material Licenses”), except such licenses, sublicenses and other agreements relating to off-the-shelf software, which is commercially available on a retail basis and used solely on the computers of the Company or a Subsidiary. The Company and each Subsidiary has substantially performed all existing material obligations imposed upon it thereunder, and is not, nor to the Knowledge of the Company, is any other party thereto, in breach of or default thereunder in any respect, nor, to the Knowledge of the Company, is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the Material Licenses listed on the Disclosure Schedule are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

(e) To the Knowledge of the Company, none of the Company IP infringes upon or otherwise violates any Intellectual Property rights of others.

(f) No Litigation is pending against the Company or any Subsidiary or, to the Knowledge of the Company, is threatened, challenging the right of the Company or any Subsidiary to (i) license to any Person the Intellectual Property presently licensed to such Person or (ii) use the Intellectual Property presently used by the Company or any Subsidiary.

(g) Except as Disclosed, to the Knowledge of the Company, no Person is infringing upon or otherwise violating the Company IP.

(h) No former employer of any employee of the Company or any Subsidiary has made a claim against the Company or any Subsidiary that such employee is utilizing Intellectual Property of such former employer.

(i) Neither the Company nor any Subsidiary is a party to or bound by any license or other agreement requiring the payment by the Company or any Subsidiary of any royalty payment, excluding such agreements relating to software licensed for use solely on the computers of the Company or any Subsidiary.

(j) Except as Disclosed, to the Knowledge of the Company, no employee of the Company or any Subsidiary is in violation of any term of any employment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or such Subsidiary or any prior employer.

(k) To the Knowledge of the Company, neither the Company nor any Subsidiary uses any processes or is engaged in any

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activities which involve the misuse of any Trade Secrets belonging to any Person other than the Company and its Subsidiaries. To the Knowledge of the Company, none of the Trade Secrets that are owned and used by the Company and material to the business of the Group as presently conducted, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or a Subsidiary, except as required pursuant to the filing of a patent application by the Company or a Subsidiary and except where such disclosure was properly made in the normal course of its business subject to an agreement under which the recipient is obliged to maintain the confidentiality of such Trade Secrets and is restrained from further disclosing it or using it other than for the purposes for which it was disclosed by the Company or such Subsidiary. Neither the Company nor any Subsidiary is in breach of any material Contractual Obligations under which confidential information belonging to any Person is made available to the Company or a Subsidiary and, to the Knowledge of the Company, there are not any circumstances under which its right to use confidential information may be terminated.

(l) Each of the Company and its Subsidiaries has security measures and safeguards in place that are adequate and appropriate in all material respects to protect confidential information of the customers from illegal or unauthorized access or use by its personnel or third parties.

(m) It is not necessary for the Company’s or any Subsidiary’s business to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any Subsidiary. To the Company’s Knowledge, at no time during the conception or reduction to practice of any of the Company’s or a Subsidiary’s Intellectual Property was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority having jurisdiction over its business or property or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligations with any Person that could adversely affect the Company’s or any Subsidiary’s rights to its Company IP.

(n) All present employees of the Company and each Subsidiary have executed and delivered proprietary information agreements with the Company, and are obligated under the terms thereof to assign all inventions made by them during the course of employment to the Company or Subsidiary. Except as Disclosed, no such employee or present consultant of the Company or any Subsidiary who has a Ph.D. degree has identified works or inventions made prior to his employment with or work for the Company or any Subsidiary that have not been assigned to the Company or the relevant Subsidiary pursuant to such proprietary invention agreements. To the Knowledge of the Company, no member of the Group has used, or uses, any of the Intellectual Property disclosed in paragraph (n) of Part 13 of the Disclosure Schedule.

14. DISCLOSURE

Neither the Transaction Documents nor any other documents or certificates delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

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Schedule 4

Selling Shareholder Warranties

1. Authorization. Such Selling Shareholder has the power and authority (in the case of a Person other than an individual) or the legal capacity (in the case of an individual) to execute, deliver and perform the Seller Documents. All actions on the part of such Selling Shareholder necessary for the authorization, execution, delivery and performance of all of its obligations under the Seller Documents have been taken or will be taken prior to the Closing.

2. Enforceability. This Agreement is, and each other Seller Document will when executed be, a valid and binding obligation of such Selling Shareholder, enforceable against the such Selling Shareholder in accordance with their respective terms, except where such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

3. Consents and Approvals. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority by which such Selling Shareholder is bound is required in connection with the execution, delivery and performance by such Selling Shareholder of this Agreement and the other Seller Documents or the consummation of the transactions contemplated hereby or thereby.

4. No Breach. The execution and delivery by such Selling Shareholder of each Seller Document and the performance by it of its obligations under such Seller Documents do not:

(i) breach or constitute a default under any articles of incorporation, by-laws or similar document applicable to such Selling Shareholder;

(ii) except for the Joint Venture Agreement, for which waivers shall be obtained by the Company prior to the Closing, result in a breach of, or constitute a default under, any Contractual Obligation to which such Selling Shareholder is a party or by which such Selling Shareholder or its property or Assets is bound or result in the acceleration of any obligation under any such Contractual Obligation; or

(iii) result in a violation or breach of or default under any Requirements of Law or of any order, writ, injunction, judgment or decree of any Governmental Authority by which such Selling Shareholder is bound.

5. Title. Such Selling Shareholder owns beneficially and of record the shares being sold to the Company pursuant to the Sellers Agreement and has good and valid title to such shares, free and clear of all Liens. Upon delivery to the Company of the share certificates representing such shares, payment therefore and entry into the Company’s registry of members, the Company shall acquire good and valid title to such shares, free and clear of all Liens.

Schedule 5

Purchaser Warranties

1. Such Purchaser is a limited partnership or limited liability company duly organized (as applicable) and validly existing in good standing (as applicable) under the laws of the jurisdiction of its formation.

2. The execution, delivery and performance of this Agreement by such Purchaser and the other Transaction Documents to which it is a party will not:

(a) violate any provision of the organizational documents of such Purchaser;

(b) require the Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority or any other third party pursuant to any agreement to which such Purchaser is a party or by which such Purchaser is bound;

(c) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any Contractual Obligation to which such Purchaser is a party or by which the Purchaser is bound;

(d) violate any court order, judgment, injunction, award, decree or writ against, or binding upon, such Purchaser or upon its securities, properties or business; or

(e) violate any law or regulation of the country where the Purchaser is incorporated or any other jurisdiction in which the Purchaser maintains a business presence.

3. Such Purchaser has the full power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the transactions contemplated hereby or thereby. The execution and delivery by such Purchaser of this Agreement and the other Transaction Documents to which it is a party and the performance by such Purchaser of the transactions contemplated hereby or thereby have been duly authorized by all necessary limited partnership or limited liability company, as the case may be, action of such Purchaser. Assuming the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the other parties hereto and thereto, this Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.

4. The Subscribed Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling the Subscribed Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction,

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without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Subscribed Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser’s property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Subscribed Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state and foreign securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Subscribed Shares, shares of Ordinary Shares issuable upon conversion of its Subscribed Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE JOINT VENTURE AGREEMENT.

5. Such Purchaser understands that the Subscribed Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on the exemption is predicated in part on such Purchaser’s representations set forth herein.

6. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by the Purchaser.

7. Such Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

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Schedule 6

Selling Shareholders

Name of Shareholder	Class of Shares	Number of Shares
UOB Hermes Asia Technology Fund	Series A Preference shares	56,023
UOB JAIC Venture Bio Investments Limited	Series A Preference shares	28,778
UOB Venture Technology Investments Ltd.	Series B Preference shares	23,022
New America L.P.	Series A Preference shares	116,025
New America L.P.	Series B Preference shares	8,600
Ge Li	Ordinary shares	93,071
J.P. Morgan Trust Company of Delaware, as Trustee of the Ge Li 2006 Grantor Retained Annuity Trust	Ordinary shares	128,997
J.P. Morgan Trust Company of Delaware, as Trustee of the Ning Zhao 2006 Grantor Retained Annuity Trust	Ordinary shares	110,438
I-Invest World Ltd.	Ordinary shares	138,133
AssetValue Ltd.	Ordinary shares	138,133
i-growth Ltd.	Ordinary shares	138,133
Rexbury Limited (THS)	Ordinary shares	138,133
Kaifu Limited	Ordinary shares	46,044
John J. Baldwin	Ordinary shares	92,089

TOTAL		1,255,619